SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MTR GAMING GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034

Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of MTR Gaming Group, Inc. to be held on Wednesday, July 26, 2006, at 10:00 a.m. local time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017.

          The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will be a brief report on the current status of our business.

          Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

          On behalf of the Officers and Directors of MTR Gaming Group, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

For The Board of Directors,

EDSON R. ARNEAULT Chairman of the Board of Directors and President

June 22, 2006

MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MTR Gaming Group, Inc. will be held on July 26, 2006, at 10:00 a.m. local time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017 for the following purposes:

1.	To elect six persons to serve as directors of the Corporation until their successors are duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Corporation’s accountants and independent auditors; and

3.	To transact such other business as may properly come before the meeting.

          Stockholders entitled to notice and to vote at the meeting will be determined as of the close of business on June 14, 2006, the record date fixed by the Board of Directors for such purposes.

By order of the Board of Directors
Rose Mary Williams, Secretary

June 22, 2006

Please sign the enclosed proxy and return it promptly in the enclosed envelope.
If mailed in the United States, no postage required.

MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034
(304) 387-8300

PROXY STATEMENT

INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTR Gaming Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held July 26, 2006.

          A copy of the Company’s report with financial statements for the year ended December 31, 2005 is enclosed. This proxy statement and form of proxy were first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

          Only stockholders of record as of the close of business on June 14, 2006 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of that date, 27,498,026 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders attending the meeting may revoke their proxies at any time before they are exercised.

          If no contrary instructions are indicated, all properly executed proxies returned in time to be cast at the meeting will be voted FOR: (i) the election of the directors nominated herein, and (ii) the ratification of the selection of the auditors. Members of the Company’s management intend to vote their shares in favor of each of the proposals. The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

          Stockholders will vote at the meeting by ballot and votes cast at the meeting in person or by proxy will be tallied by the Company’s transfer agent. Shares held by stockholders present in person at the meeting who do not vote and ballots marked “abstain” or “withheld” will be counted as present at the meeting for quorum purposes, but will not be counted as part of the vote necessary to approve the proposals for the election of directors or the confirmation of the auditors.

          The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. The Company may also retain a proxy solicitation firm to solicit proxies, in which case, the Company will pay the solicitation firm’s fees. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material.

          The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will use their own judgment in voting shares represented by proxies.

ITEM 1

ELECTION OF DIRECTORS

          The directors of the Company are currently elected annually and hold office until the next annual meeting and until their successors have been elected and have qualified. The Company’s Board of Directors (the “Board”) has fixed the number of Directors at seven. However, the Board has nominated six candidates for service, each of whom serves for a term of one year, or until their successors are elected and qualify. Directors elected at this Annual Meeting shall serve until the 2007 annual meeting or until their successors are duly elected and qualified.

          Unless you instruct otherwise or withhold authority to vote, the enclosed proxy, if signed and returned, will be voted for the election of the nominees listed below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

          A plurality of the votes cast in person or by proxy of holders of Common Stock is required to elect a director. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

          Stockholders may not vote their shares cumulatively in the election of directors. Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board by writing that nominee’s name in the space provided on the proxy. Shares represented by all proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees for Directors

          The following persons have been nominated by the Company’s Nominating Committee to serve as directors: Edson R. Arneault, Robert A. Blatt, Donald J. Duffy, James V. Stanton,

LC Greenwood and Richard Delatore. Each of the nominees for director currently serves as a director of the Company.

          Edson R. Arneault, 59, has been a director of the Company since January 1992 and has served as our President and Chief Executive Officer since April 26, 1995. He is also an officer and director of our subsidiaries. Mr. Arneault is also a principal in numerous ventures directly or indirectly engaged in the development, production and transportation of oil and gas. Since becoming the President of the Company and Mountaineer, however, Mr. Arneault has devoted virtually all his time and attention to the business of the Company. Mr. Arneault is a certified public accountant, and has served as a tax partner with Seidman and Seidman (now “BDO Seidman LLP”), a public accounting firm, in Grand Rapids, Michigan, from 1977 to 1980. Mr. Arneault was employed as a certified public accountant by Arthur Andersen in the tax department of its Cleveland office from 1972 to 1976. Mr. Arneault is a member of the Independent Producers Association of America, the Ohio Oil and Gas Association, the Michigan Oil and Gas Association and the Michigan Association of Certified Public Accountants. Mr. Arneault received his Bachelor of Science in Business Administration from Bowling Green University in 1969, his Master of Arts from Wayne State University in 1971, and his Masters in Business Administration from Cleveland State University in 1978. Mr. Arneault serves on the Board of Directors of Make a Wish Foundation of Northern West Virginia, West Virginia Independent Colleges and Universities, Inc., West Virginia Jobs Investment Trust (a gubernatorial appointment), the West Virginia Hospitality and Tourism Association and the West Virginia Business Roundtable (of which he also serves as treasurer). Mr. Arneault also serves as a member of the Advisory Board of Visitors of the Robert Morris College Hospitality and Tourism Management Program in Pittsburgh, Pennsylvania.

          Robert A. Blatt, 65, has been a director of the Company since September 1995 and a Vice President since February 1999. Mr. Blatt is also a Director and Assistant Secretary of Mountaineer, and Chairman of our Finance Committee. Mr. Blatt is the Chief Executive Officer and managing member of New England National, L.L.C. (“NEN”) and a member of the board of directors of AFP Imaging Corporation. Since 1979 he has been chairman and majority owner of CRC Group, Inc., and related entities, a developer, owner, and operator of shopping centers and other commercial properties, and from 1985 until its initial public offering in 2006, a member (seat owner) of the New York Stock Exchange, Inc. From 1959 through 1991, Mr. Blatt served as director, officer or principal of numerous public and private enterprises. In August of 2002, NEN filed a voluntary petition under Chapter 11 in the U.S. Bankruptcy Court for the District of Connecticut, which is still pending. Mr. Blatt informed the Company that the filing was necessitated by a court’s upholding the imposition of real estate taxes at rates applicable to golf courses (rather than vacant land) for periods prior to NEN’s acquisition or development of the property. Mr. Blatt received his Bachelor of Science in Finance from the University of Southern California in 1962 and his Juris Doctor from the University of California at Los Angeles in 1965. He is a member of the State Bar of California.

          James V. Stanton, 74, has been a director of the Company since February, 1998 and serves on our Audit Committee, Nominating Committee and as Chairman of our Compliance Committee. Mr. Stanton is also a director of Try It Distributing Co., a privately held corporation. Mr. Stanton has his own law and lobbying firm, Stanton & Associates, in Washington, D.C. From 1971-1978, Mr. Stanton represented the 20th Congressional District of Ohio in the United States House of Representatives. While in Congress Mr. Stanton served on the Select Committee on Intelligence, the Government Operations Committee, and the Public Works and Transportation Committee. Mr. Stanton has held a wide variety of public service positions, including service as the youngest City Council President in the history of Cleveland, Ohio and membership on the Board of Regents of the Catholic University of America in Washington, D.C. Mr. Stanton is also former Executive Vice President of Delaware North, a privately held international company which, during Mr. Stanton’s tenure, had annual sales of over $1 billion and became the leading parimutuel wagering company in the United States, with worldwide operations including horse racing, harness racing, dog racing, and Jai-Lai. Delaware North also owned the Boston Garden and the Boston Bruins hockey team. From 1985-1994, Mr. Stanton was a principal and co-founder of Western Entertainment Corporation, which pioneered one of the first Native American Gaming operations in the United States, a 90,000 square foot bingo and casino gaming operation located on the San Manuel Indian Reservation in California, which generated annual revenues in excess of $50 million. Mr. Stanton also serves on the Boards of Directors of the Federal Home Loan Bank of Atlanta and of Lottery and Wagering Solutions, Inc.

          Donald J. Duffy, 38, has been a director of the Company since June 2001 and serves as Chairman of our Compensation Committee, Chairman of our Audit Committee and as a member of the Nominating Committee. Mr. Duffy is presently a director and president of Integrated Corporate Relations, an investor relations and consulting firm. Mr. Duffy co-founded Meyer, Duffy & Associates in 1994 and Meyer Duffy Ventures in 1999. At Meyer Duffy, Mr. Duffy played an integral role in numerous seed and early stage companies. His expertise is focusing on the development and implementation of business plans including financial forecasting and analysis, management team development, corporate strategy and capital formation. Prior to co-founding Meyer, Duffy & Associates, Mr. Duffy was a Senior Vice President at Oak Hall Capital Advisors where he specialized in investments in the leisure, gaming and technology markets. Prior to Oak Hall, Mr. Duffy was an investment fund partner at Sloate, Weisman, Murray & Company, specializing in investments in the leisure, gaming, technology and retail markets. Mr. Duffy is a graduate of St. John’s University.

          Richard Delatore, 66, has been a director of the Company since June 2004. Mr. Delatore serves as a member of our Audit Committee and is the Chairman of our Nominating Committee. Mr. Delatore is presently a Vice President with Schiappa & Company which is involved in the coal mining and hauling business and located in Wintersville, Ohio (since 2002). Mr. Delatore is also a commissioner on the Board of Commissioners in Jefferson County, Ohio (since 2000), and is a coal and timber consultant in Steubenville, Ohio (since 1990). Mr. Delatore was a member of the Ohio State Racing Commission from 1995 to 1999. Mr. Delatore chaired the Medication Committee of the Ohio State Racing Commission in 1999. He was also a member of the Steubenville City School Board of Education from 1993 to 2000 and a member of the Jefferson County Joint Vocational School Board of Education from 1995 to 1998. Mr. Delatore received his Bachelor of Science degree in Business Administration from Franciscan University of Steubenville, Ohio.

          LC Greenwood, 59, has been a director of the Company since November 2002 and serves on our Compensation Committee and on our Nominating Committee. Mr. Greenwood was born in Canton Mississippi, went to Roger High in Canton and was granted an Academic Athletic Scholarship to Arkansas AM & N in Pine Bluff, where he received his Bachelor of Science Degree. After college Mr. Greenwood played thirteen years as a Defensive End with the World

Champion Pittsburgh Steelers, won four Super Bowls, was named a member of every All Pro Team during the 1970s, was also All Pro seven times, and played in six Pro Bowls. Today Mr. Greenwood is President of Greenwood Enterprises, a coal and natural gas marketing company; Greenwood/McDonald Supply Co., an electrical supply company; and President/Owner of Greenwood Manufacturing Co., a manufacturer and distributor of packing products. Among Mr. Greenwood’s awards are the Worthen Sport Award, Professional Athlete of the Year in Little Rock, Arkansas, Outstanding Achievement Award, Canton, Mississippi, 1975, Key to the City of Canton, MS and to the State of Mississippi, Key to the State of West Virginia, 25th Anniversary Super Bowl Team, 100 Year Black College All American Team, Arkansas Hall of Fame, and member of the 75th Silver Anniversary Super Bowl Team. In 1975 March 24th was declared “LC Greenwood Day” in Canton, Mississippi. Mr. Greenwood is a Life Member of the N.A.A.C.P. and a Member of AFTRA-American Federation of Television and Radio Artists. He worked on the Miller Lite Campaign, performing in television commercials and promotions for ten years and has been involved in numerous commercials and industrial films since 1971 to the present, including over ten national commercials and numerous local commercials.

          The Board held seven (7) meetings and acted five (5) times by written consent during the fiscal year ended December 31, 2005. All directors attended all of the meetings. Messrs. Stanton, Duffy and Delatore, all of whom are independent directors, make up the Board’s Audit Committee. During the fiscal year ended December 31, 2005, the Audit Committee met seven (7) times. In June of 2000, the Board of Directors established a formal Charter for the Audit Committee which was amended and restated in June 2004. A copy of the Amended and Restated Charter of the Audit Committee was included as Exhibit A to the Company’s 2004 Annual Meeting proxy statement.

          Messrs. Duffy and Greenwood, both of whom are independent directors, make up the Board’s Compensation Committee. Mr. Duffy joined the Committee in April of 2002, and Mr. Greenwood joined the Committee in November of 2002, when he joined the Board. The Compensation Committee makes recommendations with respect to salaries, bonuses, restricted stock, and deferred compensation for the Company’s executive officers as well as the policies underlying the methods by which the Company compensates its executives. During the fiscal year ended December 31, 2005, the Compensation Committee held one (1) meeting.

          The Finance Committee monitors the Company’s relationships with its lenders and investment bankers and negotiates on behalf of the Company with respect to proposed financing arrangements. Mr. Blatt is the sole member of the Board’s Finance Committee.

          In November 2005, the Board created a Special Committee comprised of all the independent directors with Mr. Duffy, as chairman and Messrs. Stanton, Greenwood and Delatore comprising the other members of the Committee to consider a management buyout proposal and certain other transactions that may be in the best interest of the Company’s shareholders. The Special Committee held fourteen (14) meetings in 2005.

          The Nominating Committee of the Company currently consists of the Company’s independent directors and operates under a written charter adopted by our Board of Directors, which is available on our Internet website at www.mtrgaming.com under “Investor Relations-Corporate Governance.” Our Board of Directors has determined that each of the members of the

Nominating Committee is “independent” within the meaning of the general independence standards in the listing standards of The Nasdaq Stock Market, Inc. The committee (which was established in June 2004) met three (3) times in 2005. The primary purposes and responsibilities of the Nominating Committee are to (1) identify individuals qualified to become directors, consistent with the criteria approved by our Board of Directors set forth in the Nominating Committee Charter, (2) nominate qualified individuals for election to the Board of Directors at the next annual meeting of shareholders, and (3) recommend to our Board of Directors the individual directors to serve on the committees of our Board of Directors.

          Director Candidate Recommendations and Nominations by Shareholders. The Nominating Committee’s Charter provides that the Nominating Committee will consider director candidate nominations by shareholders. In evaluating nominations received from shareholders, the Nominating Committee will apply the same criteria and follow the same process set forth in its Charter as it would with its own nominations.

          Nominating Committee Process for Identifying and Evaluating Director Candidates. The Nominating Committee evaluates all director candidates in accordance with the director qualification standards described in its Charter. The Nominating Committee evaluates any candidate’s qualifications to serve as a member of our Board of Directors based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board of Directors as a whole. In addition, the Nominating Committee will evaluate a candidate’s independence and his or her background and expertise in the context of our Board’s needs. The Nominating Committee Charter requires that the Committee ascertain that each nominee shall have: (i) demonstrated business and industry experience that is relevant to the Company; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with the Company and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of shareholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with the Company and dedicate sufficient time and energy to his or her board duties; (vii) a recognized reputation for integrity, skill, honesty, leadership abilities and moral values; and (viii) the ability to work constructively with the Company’s other directors and management. The Nominating Committee did not receive any recommendations from any shareholders in connection with the Annual Meeting.

          Shareholders may communicate with the Board of Directors by sending written correspondence to the Chairman of the Nominating Committee at the following address: MTR Gaming Group, Inc., State Route 2, South, P.O. Box 356, Chester, West Virginia 26034, Attention: Corporate Secretary. The Chairman of the nominating Committee and his or her duly authorized representatives shall be responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities. Additional procedures to be followed by shareholders of the Company in submitting recommendations to the Nominating Committee are attached as an Exhibit to the Committee’s Charter.

          As a publicly traded corporation registered with and licensed by the Nevada Gaming Commission, the Company has a Compliance Committee which implements and administers the Company’s Compliance Plan. The Committee’s duties include investigating key employees, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with the Company or its subsidiaries and making recommendations to the Company’s management concerning suitability. There are currently five members of the Compliance Committee including one member of the Company’s Board of Directors and such others as the Nevada gaming regulators require from time to time.

          All directors attended the Company’s Annual Meeting of shareholders in July 2005.

Report of the Audit Committee

          The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the financial statements of the Company. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent,” as required by applicable listing standards of Nasdaq and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Committee operates pursuant to a Charter that was last amended and restated by the Board on June 1, 2004. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing Management’s assessment of the effectiveness of internal control over financial reporting (which commenced with respect to the Company’s fiscal year ending December 31, 2004). In addition, the Company’s independent registered public accounting firm will express their own opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

          As part of its responsibility to monitor and oversee the Company’s internal controls over financial reporting, during fiscal year 2005, the Audit Committee received and reviewed periodic reports and updates from the Company’s Management and the Company’s independent registered public accounting firm on the progress in meeting the Company’s obligations with regard to documenting and testing its internal controls over financial reporting and remediating any issues that were identified. The Audit Committee also discussed with Management, and the Company’s independent registered public accounting firm, Management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, which was included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2005.

          In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the Company’s independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm that firm’s independence.

          The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by Management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”

          Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission.

          Submitted by the Audit Committee of the Company’s Board of Directors,

Donald J. Duffy
James V. Stanton
Richard Delatore

Executive Officers; Officers

          The following persons serve as the officers indicated:

Name and Address	Position	Principal Occupation Last 5 Years

EDSON R. ARNEAULT* MTR Gaming Group, Inc. State Route 2 South P.O. Box 356 Chester, WV 26034	Director, President, Chief Executive Officer and Treasurer	President of the Company and its subsidiaries

ROBERT A. BLATT** 1890 Palmer Avenue Suite 303 Larchmont, NY 10538	Director, Vice President, Assistant Secretary	Commercial Development

Name and Address	Position	Principal Occupation Last 5 Years

ROSE MARY WILLIAMS*** MTR Gaming Group, Inc. State Route 2 South Chester, WV 26034	Secretary	Horse Racing Management

JOHN W. BITTNER, JR.***** MTR Gaming Group, Inc. State Route 2 South Chester, WV 26034	Chief Financial Officer Accounting	Accounting and Finance

DAVID R. HUGHES Mountaineer Park, Inc. State Route 2 South P.O. Box 358 Chester, WV 26034	Chief Operating Officer Mountaineer Park, Inc.	Casino Management

WILLIAM H. ROBINSON**** Binions Gambling Hall & Hotel 128 E. Fremont Street Las Vegas, NV 89101	Vice President, Chief Operating Officer	Nevada Properties Hotel and Casino Management

PATRICK J. ARNEAULT Mountaineer Park, Inc. State Route 2 South P.O. Box 358 Chester, WV 26034	Vice President; Mountaineer Facilities Management and Construction	Oil and Gas; Facilities Management and Construction

*

Also an officer and director of Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Reno, Inc., Speakeasy Gaming of Fremont, Inc., Scioto Downs, Inc., MTR-Harness, Inc., and Presque Isle Downs, Inc., the Company’s subsidiaries.

**	Also assistant secretary of Mountaineer Park, Inc.

***	Also secretary of Mountaineer Park, Inc. and MTR-Harness, Inc. Officer of Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Reno, Inc. and Speakeasy

****	Also Chief Operating Officer of Speakeasy Gaming of Fremont, Inc.

*****	Also Chief Financial Officer of Scioto Downs, Inc., and MTR-Harness, Inc.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of June 14, 2006, the ownership of the presently issued and outstanding shares of our common stock by persons owning more than 5% of such stock, and the ownership of such stock by our officers and directors, individually and as a group. As of June 14, 2006, there were 27,498,026 shares of common stock outstanding. Unless otherwise indicated, the address for each of the stockholders listed below is c/o MTR Gaming Group, Inc., State Route 2 South, P.O. Box 356, Chester, WV 26034.

Name	Number of Shares	Percentage of Class

Edson R. Arneault(1)	3,827,074	13.20%
Robert A. Blatt(2)	943,900	3.27%
James V. Stanton(3)	71,900	*
Donald J. Duffy(4)	50,000	*
LC Greenwood(5)	0	*
Richard Delatore(6)	0	*
Patrick J. Arneault(7)	50,200	*
Rose Mary Williams(8)	90,666	*
John W. Bittner, Jr.(9)	75,000	*
David R. Hughes	0	*
William H. Robinson	0	*
Total officers and directors as a group (11 persons)	5,109,740	17.69%
Litespeed Management LLC, Litespeed Master Fund, Ltd. and Jamie Zimmerman(10)	1,467,000	5.39%

*	Indicates less than one percent.

(1)

Includes 3,408,532 shares and options to acquire beneficial ownership of 300,000 shares within 60 days held by Mr. Arneault. Also includes 99,333 shares held by a corporation of which Mr. Arneault is the sole shareholder and 19,209 shares held by a partnership of which Mr. Arneault is a general partner.

(2)

Includes 790,900 shares held by Mr. Blatt, 3,000 shares held by Mr. Blatt’s wife, and options to acquire beneficial ownership of 150,000 shares exercisable within 60 days held by Mr. Blatt. Mr. Blatt’s mailing address is c/o The CRC Group, Larchmont Plaza, 1890 Palmer Avenue, Suite 303, Larchmont, NY 10538.

(3)

Includes 56,900 shares held by Mr. Stanton and options to acquire beneficial ownership of 25,000 shares exercisable within 60 days held by Mr. Stanton. Mr. Stanton’s mailing address is 815 Connecticut Avenue, NW, Suite 620, Washington, DC 20006.

(4)

Mr. Duffy’s business mailing address is c/o Integrated Corporate Relations, 450 Post Road East, Westport, CT 06880. Includes no shares and includes options to acquire beneficial ownership of 50,000 shares exercisable within 60 days held by Mr. Duffy.

(5)	Mr. Greenwood’s business mailing address c/o Greenwood McDonald Supply Company, Inc., 313 West Main Street Carnegie, PA 15106.

(6)	Mr. Delatore’s mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, West Virginia 26034.

(7)	Includes 200 shares held by Mr. Arneault’s minor children and options to acquire ownership of 50,000 shares within 60 days held by Mr. Arneault.

(8)	Includes no shares and includes options to acquire beneficial ownership of 90,666 shares within 60 days held by Ms. Williams.

(9)	Includes no shares and includes options to acquire beneficial ownership of 75,000 shares within 60 days held by Mr. Bittner.

(10)

Litespeed Management LLC and Jamie Zimmerman are located at 237 Park Avenue, Suite 900, New York, New York 10017. The address of Litespeed Master Fund, Ltd. is c/o BNY Alternative Investment Services Ltd., 18 Church Street, Skandia House, Hamilton HM11, Bermuda. Information based solely on filings made by Litespeed Management LLC, Litespeed Master Fund, Ltd. and Jamie Zimmerman with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

          Under the provisions of Section 16(a) of the Exchange Act, the Company’s executive officers, directors and 10% beneficial stockholders are required to file reports of their transactions in the Company’s securities with the Commission. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that as of June 10, 2005, all of its executive officers, directors and greater than 10% beneficial stockholders complied with all filing requirements applicable to them during 2005, except for Roger Szepelak who had one late filing in 2005.

          The following table sets forth the compensation awarded, paid to or earned by the most highly compensated executive officers of the Company whose compensation exceeded $100,000 in the fiscal year ended December 31, 2005.

SUMMARY COMPENSATION TABLE

          The following table sets forth the compensation awarded, paid to or earned by our most highly compensated executive officers whose compensation exceeded $100,000 in the year ended December 31, 2005.

					Long Term Compensation Awards

		Annual Compensation		Other Annual Comp. ($) (1)	Restricted Stock Awards ($)	Options SARS (#) (2)	Payouts

		Salary ($)	Bonus ($)				LTIP Payouts ($)	All Other Comp. ($)(4)
Name	Year

Edson R. Arneault(3)	2005	916,125	100,000	475,797	—	—	—	158,125
Chairman, President and	2004	907,607	100,000	535,980	—	—	—	139,289
Chief Executive Officer	2003	880,446	100,000	505,042	—	—	—	125,931
MTR Gaming Group, Inc.

Robert A. Blatt(3)	2005	227,812	—	19,954	—	—	—	48,000
Vice President	2004	244,600	—	12,500	—	—	—	12,000
	2003	180,157	—	19,594	—	—	—	—

Roger M. Szepelak(3)(5)	2005	198,130	—	—	—	25,000	—	—
Vice-President and	2004	196,602	50,000	—	—	25,000	—	—
Chief Operating Officer	2003	197,733	25,000	12,788	—	25,000	—	—
Nevada Properties

John W. Bittner	2005	234,770	—	1,300	—	25,000	—	—
Chief Financial Officer	2004	244,957	—	1,300	—	—	—	—
	2003	205,481	—	1,300	—	25,000	—	—

David M. Hughes	2005	323,560	—	1,300	—	—	—	—
Chief Operating Officer	2004	321,469	—	1,300	—	—	—	—
Mountaineer Park, Inc.	2003	243,647	—	1,300	—	—	—	—

(1)

As to Mr. Arneault for 2005 includes $389,671 performance bonus earned but not paid in 2005, $84,826 annual insurance, premiums treated as compensation and an estimated pension contribution of $1,300; 2004 includes $450,112 performance bonus earned but not paid in 2004, $84,568 annual insurance premiums treated as compensation and an estimated pension contribution of $1,300; for 2003 includes $419,174 performance bonus earned but not paid in 2003, $84,568 annual insurance premium treated as compensation and an estimated pension contribution of $1,300: As to Mr. Blatt consists of $19,954 annual insurance premiums treated as compensation in 2005; $12,500 annual insurance premiums treated as compensation in 2004, in 2003 $19,594 in annual insurance premiums treated as compensation: As to Mr. Bittner consists of an estimated pension contribution of $1,300 in 2005, 2004, and 2003. As to Mr. Hughes consists of an estimated pension contribution of $1,300 in 2005, 2004 and 2003.

(2)

As to Mr. Bittner grants in 2005 and 2003, consist of non-qualified stock options for a term of ten years. The options are fully vested and have an exercise price of $11.30 and $8.00. As to Mr. Szepelak grants in 2005, 2004 and 2003 consisted of non-qualified stock options for a term of ten years. The options are fully vested and have an exercise price of $6.64, $9.02, and $9.85.

(3)	See “Employment Agreements” below. Mr. Arneault’s employment requires him to defer receipt of all compensation over the amount set forth in Section 162(m) of the Internal Revenue Code.

(4)

As to Mr. Arneault includes $158,125, $139,289, $125,931 respectively for use of Company owned housing. As to Mr. Blatt includes $48,000 and $12,000 for office expense in 2005 and 2004. The incremental cost to the Company of providing perquisites and other personal benefits during the indicated periods did not exceed, as to any Named Executive Officer, the lesser of $50,000 or 10% of the total salary or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.

(5)	Mr. Szepelak’s last day of employment with the Company was April 3, 2006.

OPTION GRANTS IN 2005

          The following table contains information concerning the grant of stock options during fiscal year 2005 to the Company’s executive officers named in the Summary Compensation Table.

	Number of Securities Underlying Options Granted	% of Total Options Granted in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)

Name					5%	10%

Roger M. Szepelak	25,000	11.11%	6.64	11/1/2015	154,867	264,554
John W. Bittner, Jr.	25,000	11.11%	11.30	4/13/2015	177,664	450,020

(1)

In accordance with the rules of the Securities and Exchange Commission, “Potential Realizable Value” has been calculated assuming an aggregate ten-year appreciation of the fair market value of the Company’s common stock on the date of the grant at annual compounded rates of 5% and 10%, respectively. These amounts represent hypothetical gains that could be achieved. Actual gains, if any, on the exercise of stock options will depend on the future performance of the Company’s stock and the date on which the options are exercised. Moreover, the gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

          The following table sets forth information regarding the number and value of options held by each of the Company’s executive officers named in the Summary Compensation Table as of December 31, 2005.

Name	Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Year End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Edson R. Arneault	—	—	300,000	—	$2,373,000	—
Robert A. Blatt	—	—	150,000	—	$1,186,500	—
Roger M. Szepelak	50,000	376,380	50,000	—	$48,750	—
John W. Bittner, Jr.	—	—	75,000	—	$60,250	—

(1)	Based on the market price of the Company’s Common Stock of $10.41 on December 31, 2005, as reported by Nasdaq.

Equity Compensation Plan Information

          The following table sets forth information as of December 31, 2005 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	648,850	4.74	295,000
Equity compensation plans not approved by security holders	552,034	9.00	25,000

Total	1,200,884		320,000

          The Company’s equity compensation plans that were not approved by security holders (as no such approval was required) consist of (i) grants of NQSOs as inducement for initial employment by the Company or its subsidiaries; (ii) grants of NQSOs to non-executive employees; and (iii) NQSOs granted under our 2001 Employee Stock Incentive Plan or available for grant under our 2002 Employee Stock Incentive Plan, both of which are “broad-based plans” as defined by the Nasdaq Market Place Rules (i.e., ones in which not more than half of the options/shares may be awarded to officers and directors). In the case of all such plans, the exercise price of options must be not less than fair market value of the common stock on the date of grant. Options granted under the plans may be for terms of up to ten years. The 2001 and 2002 Employee Stock Incentive Plans are to be administered by the board or a committee of the board consisting of not fewer than two non-employee directors. Repricing under the 2001 plan is limited to 10% of the number of options then outstanding thereunder; repricing under the 2002, 2004 and 2005 plans is prohibited.

EMPLOYMENT AGREEMENTS

          Pursuant to a January 1, 2001 employment agreement, as amended in December of 2004 and May of 2005, Edson R. Arneault serves as our President and Chief Executive Officer until December 31, 2006 and as chairman of the board of directors until December 31, 2009. The employment agreement provides for, among other things, an annual base salary of $750,000 (subject to automatic annual cost of living increases of 5%), semi-annual cash awards and an annual performance bonus tied to EBITDA growth. Mr. Arneault’s annual compensation for serving as chairman from January 1, 2007 until December 31, 2009 is based upon 25% of the average of the amounts paid during the last three years as President and CEO for base salary and annual bonuses.

          The employment agreement also provides for a long-term incentive bonus, subject to a cap, payable after the six-year term as President and Chief Executive Officer based upon growth compared to year 2000 in a variety of objective measurements, including earnings per share, the market price of our common stock, EBITDA and gross revenues. Other factors affecting the long-term bonus are acquisitions of other racetracks and parimutuel facilities, acquisitions of gaming venues that generate positive EBITDA in their first full year of operation, and successful legislative initiatives. A second amendment of the employment agreement in May of 2005 adjusts certain payment dates to assure compliance with Section 409A of the Internal Revenue Code, as amended.

          The employment agreement entitles Mr. Arneault, at our expense, to lease living and/or office quarters for himself and the Company in any state or jurisdiction in which the Company is currently doing business or commences substantial business operations. The Company may choose to purchase such living or office quarters. In 2001, the Company purchased living quarters in West Virginia for use by Mr. Arneault (the Company does not currently own or lease a residence for Mr. Arneault in any other state). The agreement also provides for the non-exclusive option, until September 1, 2008, for Mr. Arneault to purchase at fair market value (determined by independent appraisal) the current residence and certain surrounding acreage owned by the Company. The agreement also provides the non-exclusive option, exercisable either at the termination of Mr. Arneault’s term as president or chairman (unless he is terminated for cause), to purchase certain personal property, such as furnishings, in Mr. Arneault’s office and the corporate residence for its book value.

          The agreement provides that if Mr. Arneault’s period of employment and period as Chairman is terminated by reason of death or physical or mental incapacity, the Company will continue to pay Mr. Arneault or his estate the compensation otherwise payable to the Officer for a period of two years. If Mr. Arneault period of employment and period as Chairman is terminated for a reason other than death or physical or mental incapacity or for cause, the Company will continue to pay Mr. Arneault the compensation that otherwise would have been due him for the remaining period of the amended agreement. If Mr. Arneault’s period of employment and period as Chairman is terminated for cause, the Company will have no further obligation to pay Mr. Arneault, other than compensation unpaid at the date of termination.

          In the event that the termination of Mr. Arneault’s period of employment occurs after there has been a change of control of the Company, as defined, and (i) the termination is not for cause or by reason of the death or physical or mental disability of Mr. Arneault or (ii) Mr. Arneault terminates his employment for good reason, as defined in the agreement, then Mr. Arneault will have the right to receive within thirty days of the termination, a sum that is three times his annual base salary and payment by us of the next five annual premium payments for the insurance policy called for by the deferred compensation plan described below.

          In October 2004, we entered into an employment agreement with Robert A. Blatt. The agreement is for a term of two years, calls for an annual base salary of $225,000 (subject to automatic annual cost of living increases of 5%) and entitles Mr. Blatt to a cash bonus of up to 50% of the base salary, in the discretion of the Compensation Committee. The employment agreement also entitles Mr. Blatt to participate in our various benefit plans for health insurance, life insurance and the like and reimbursement at the rate of $4,000 per month towards office expense. In the event Mr. Blatt terminates the employment agreement for good reason, as defined, or we terminate the agreement other than for cause, he will be entitled to the compensation otherwise payable to him under the employment agreement. In the event employment is terminated due to death or physical or mental disability Mr. Blatt or his estate would be entitled to the entire compensation otherwise payable to him for the longer of the remaining term of the agreement or eighteen months. In the event Mr. Blatt’s employment is terminated in connection with a change in control of the Company, Mr. Blatt would be entitled to a cash severance payment equal to 1.5 times his annual base salary and payment by us of the next two annual premium payments for the insurance policy called for by the deferred compensation plan described below.

          We also have deferred compensation agreements with Messrs. Arneault and Blatt, which provide for certain benefits upon retirement. We currently fund these obligations through the purchase of “split dollar” life insurance policies.

          In March 2006, we entered into a three-year employment agreement with William H. Robinson as Vice President and Chief Operating Officer for Speakeasy Gaming of Las Vegas, Inc. and Speakeasy Gaming of Fremont, Inc. The agreement calls for an annual base salary of $275,000 with annual automatic cost of living increases of 5% and periodic increases at the discretion of the Board of Directors. The agreement also entitles Mr. Robinson to a car allowance as well as to participate in our various employee benefit plans. Mr. Robinson is also entitled to a cash bonus equal to 2% of the year-over-year increase, if any, in the EBITDA (as defined therein) for the Binion’s property. In the event Mr. Robinson’s employment is terminated by us other than for cause or a permanent and total disability, he will be entitled to the compensation otherwise payable to him under the employment agreement. In the event Mr. Robinson is terminated in connection with a change of control of the Company, as defined in the agreement, Mr. Robinson would be entitled to a cash payment in the amount of his then current annual base salary.

Stock Performance Graph

          The following graph demonstrates a comparison of cumulative total returns of the Company, the NASDAQ Market Index (which is considered to be a broad index) and an industry peer group index based upon companies which are publicly traded with the same four digit standard industrial classification code (“SIC”) as the Company (SIC 7999 - Amusement and Recreational Services) for the past five years since December 31, 2000. The following graph assumes $100 invested in each of the above groups and the reinvestment of dividends.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG MTR GAMING GROUP, INC.,
NASDAQ MARKET INDEX AND SIC CODE INDEX

400

350

300

250

200

150

100

50

0

2000

2001

2002

2003

2004

2005

MTR GAMING GROUP, INC.

NASDAQ MARKET INDEX

SIC CODE INDEX

ASSUMES $100 INVESTED JAN. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

	Year Ended

Index Description	12/20/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

MTR GAMING GROUP, INC.	100.00	336.84	167.58	216.84	222.32	219.16
SIC CODE INDEX(1)	100.00	115.83	129.49	158.38	289.86	284.34
NASDAQ MARKET INDEX	100.00	79.71	55.60	83.60	90.63	92.62

(1)

The peer group consists of the following companies: Boyd Gaming Corp.; Dover Motorsports, Inc.; Gametech International, Inc.; Isle of Capris Casinos; Lakes Entertainment Inc.; MGM Mirage, Inc.; Multimedia Games, Inc.; Nevada Gold and Casinos; Vail Resorts, Inc.; Winn Resorts Ltd.; and Youbet.com, Inc.

Compensation of Directors

          The Company’s non-employee directors receive an annual stipend of $24,000 and a per meeting fee of $1,500 (except that Mr. Duffy, in his capacity as Chairman of the Special Committee of the Board of Directors, receives $2,000 per meeting of the Special Committee). Directors who are employees of the Company do not receive compensation for attendance at Board meetings. All board members are reimbursed for expenses they incur in attending meetings.

Compensation Committee Interlocks and Insider Participation

          The current members of the Company’s Compensation Committee are Messrs. Duffy and Greenwood, both of whom are independent directors. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

          Notwithstanding anything to the contrary, the reports of the Compensation and the Audit Committee and the performance graph on page 16 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          The Compensation Committee is authorized to review all compensation matters involving directors and executive officers and Committee approval is required for any compensation to be paid to executive officers or directors who are employees of the Company.

Board Compensation Committee Report on Executive Compensation

Policy

          The Committee’s decisions with respect to executive compensation will be guided by the general principle that compensation be designed: (i) to assure that the Company’s executives receive fair compensation relative to their peers at similar companies; (ii) to assure that the Company’s shareholders are receiving fair value for the compensation paid to the Company’s executives; and (iii) to allow the Company to secure and retain the services of high quality executives.

          The Company’s compensation program currently consists of three elements: a base salary; annual incentives in the form of cash or restricted stock bonuses; and long-term incentives in the form of stock options and/or cash. The Committee believes that annual incentives, or bonuses, should be used to reward an executive for exceptional performance. The determination of what constitutes exceptional performance is generally a subjective judgment by the Committee based on the executive’s contribution to the Company’s revenues, legislative and regulatory efforts, recruitment of high quality personnel, elevating public awareness and perception of the Company’s gaming and resort businesses, and development of the Company’s prospects. With respect to compensation for the Company’s current CEO, annual and long-term performance bonuses are calculated pursuant to a formula tied to objective criteria.

          Stock options allow the Company to motivate executives to increase stockholder value. This type of incentive also allows the Company to recruit members of the management team whose contributions and skills are important to its long-term success. The Committee intends to employ a combination of cash incentives, stock and option awards.

Chief Executive Officer Compensation; Employment Agreement

          During the fiscal year ended December 31, 2005, Mr. Arneault’s base salary and bonuses were based upon a September 2001 employment agreement, which was effective as of January 1, 2002, and replaced an agreement entered into in February 1999, and which was amended in December 2004 and again in May 2005. The performance bonus for 2005 is based upon an objective formula tied to growth in the Company’s EBITDA for 2005 compared to 2000 as set forth in Mr. Arneault’s employment agreement, as amended.

Donald J. Duffy
LC Greenwood

CERTAIN TRANSACTIONS

     Mr. Patrick J. Arneault serves as Vice President of Development of Mountaineer. During the year ended December 31, 2005, Mr. Arneault’s total compensation was $222,560. Patrick J. Arneault is the brother of Edson R. Arneault, our President, Chief Executive Officer and Chairman. Mr. Arneault has worked for Mountaineer since February 2000.

     Ms. Aimee Zildjian is a management employee of the Company. During the year ended December 31, 2005, Ms. Zildjian total compensation was $92,654. Ms. Zildjian is the daughter of Edson R. Arneault, our President, Chief Executive Officer and Chairman.

     In December 2005, we entered into an Expense Reimbursement Agreement with TBR Acquisition Group, LLC (“TBR”), an entity controlled by Edson R. Arneault, the Chief Executive Officer, President and Chairman of our Board of Directors, and Robert A. Blatt, Executive Vice President and a director on our Board, which provides for reimbursement, under certain circumstances, including entering into a definitive agreement for an “Alternative

Transaction” (as defined in the agreement) within twelve months from the date of the agreement by the Company of a superior proposal, of up to $250,000 of the actual, out-of-pocket expenses incurred by TBR in connection with its proposal to acquire all of the issued and outstanding shares of our common stock not already owned by TBR or its affiliates. The term “Alternative Transaction” is defined in the agreement to mean any (i) acquisition of the Company by merger or business combination transaction, or for a “merger of equals” with the Company, (ii) acquisition by any person (other than TBR and its controlling persons, or any of their respective affiliates or associates) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or (iii) acquisition by any person of all of the outstanding shares of common stock of the Company. To date, we have not provided nor been obligated to provide any reimbursement under the agreement.

ITEM 2

RATIFICATION OF SELECTION OF AUDITORS

          The Board has selected the firm of Ernst & Young LLP (“E&Y”), independent public accountants, to serve as auditors for the fiscal year ending December 31, 2006, subject to ratification by the stockholders.

          The following table summarizes principal accounting fees and services billed for calendar 2005.

	2005	2004

Audit Fees:
Annual Audit of the Financial Statements (including expenses)	$934,188	$762,585
Other Audit-Specific Matters	74,920	54,750

Total Audit Fees	$1,009,108	$817,335

Tax Services:
Tax Compliance	$55,965	$29,832
Other Tax Services	66,345	45,944

Total Tax Fees	$122,310	$75,776

All Other Services	$—	$—

          The Audit Committee’s charter provides for the pre-approval of audit and non-audit services performed by the Company’s independent auditor. Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent auditor in a designated category (audit, audit-relation, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more if its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit services provided by Ernst & Young LLP are pre-approved by the Audit Committee.

          It is expected that a member of E&Y will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

FINANCIAL INFORMATION

          The Financial Statements of the Company included in the Company’s Annual Report to Stockholders that accompanies this Proxy Statement are incorporated herein by reference.

OTHER MATTERS

Stockholder Proposals for Next Meeting

          Proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2007 must be received by the Company’s executive offices not later than February 22, 2007. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

Notice Regarding Abandoned Property Law of New York State

          The Company has been informed by its Transfer Agent, Continental Stock Transfer & Trust Company, that New York State now requires the Company’s Transfer Agent to report and escheat all shares held by the Company’s record shareholders if there has been no written communication received from the shareholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their shareholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent’s possession, and even though the shareholder’s address of record is apparently correct.

          The Transfer Agent has advised the Company that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident shareholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those shareholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent’s files, but those who do not respond will have their shares escheated. Shareholders will be able to apply to New York State for the return of their shares.

          Accordingly, shareholders that may be subject to New York’s Abandoned Property Law should make their inquiries and otherwise communicate, with respect to the Company, in writing. Shareholders should contact their attorneys with any questions they may have regarding this matter.

No Other Business

          Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

June 22, 2006	MTR GAMING GROUP, INC.
Rose Mary Williams, Secretary

REVOCABLE PROXY
MTR GAMING GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
July 26, 2006

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Edson R. Arneault and Robert A. Blatt and each of them, with full power of substitution as the proxies of the undersigned to vote all undersigned’s shares of the Common Stock of MTR Gaming Group, Inc. (the Corporation) at the Annual Meeting of the Corporation’s Stockholders to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017 on July 26, 2006 at 10:00 a.m. and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present:

The Board of Directors recommends a vote FOR ITEMS 1 and 2.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY	☐

Edson R. Arneault	Robert A. Blatt	James V. Stanton	Donald J. Duffy	LC Greenwood	Richard Delatore

This proxy will be voted in the Election of Directors in the manner described in the Proxy Statement for the Annual Meeting of Stockholders. (INSTRUCTION: To withhold authority to vote for one or more individual nominees write such name or names in the space provided below.)

2.	PROPOSAL TO CONFIRM THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCONTANTS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

DATED __________________________, 2006

Signature

Signature if held jointly

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE